UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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CHIPOTLE MEXICAN GRILL, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The sole reason for this filing is to make corrections to the Grants of Plan-Based Awards in 2010 table appearing on page 47 of the definitive proxy statement, dated April 7, 2011, for the annual meeting of shareholders of Chipotle Mexican Grill, Inc. to be held on May 25, 2011. In the version of the definitive proxy statement filed on April 6, 2011, certain information in the table did not appear on the proper lines.

GRANTS OF PLAN-BASED AWARDS IN 2010

Name	Grant Date(1)	Award Description	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Steve Ells	2/16/10	SOSARs							150,000	$103.79	$5,902,500
	2/16/10	AIP	$0	$1,200,000	$2,448,000
	12/28/10	Performance Shares				10,000	20,000	40,000			$4,400,800
Monty Moran	2/16/10	SOSARs							150,000	$103.79	$5,902,500
	2/16/10	AIP	$0	$1,000,000	$2,040,000
	12/28/10	Performance Shares				10,000	20,000	40,000			$4,400,800
Jack Hartung	2/16/10	SOSARs							50,000	$103.79	$1,967,500
	2/16/10	AIP	$0	$390,000	$795,600
	12/28/10	Performance Shares				5,000	10,000	20,000			$2,200,400
Bob Blessing	2/16/10	SOSARs							16,000	$103.79	$629,600
	2/16/10	AIP	$0	$175,000	$498,750
	12/28/10	Performance Shares				1,375	2,750	5,500			$605,110
Mark Crumpacker	2/16/10	SOSARs							13,000	$103.79	$511,550
	2/16/10	AIP	$0	$156,000	$318,240
	12/28/10	Performance Shares				1,375	2,750	5,500			$605,110

(1)	Each executive officer was entitled to a cash award to be paid under our Amended and Restated 2006 Cash Incentive Plan, although as a matter of practice the Compensation Committee exercises discretion to pay each executive officer a lesser amount determined under the AIP as described under “Compensation Discussion and Analysis – Components of Compensation – Annual Incentives,” as adjusted in the committee’s discretion when determined to be appropriate. Amounts under Threshold reflect the terms of the AIP as approved at the beginning of 2010. Amounts under Target reflect the target AIP bonus, which would have been paid to the executive officer if each of the company performance factor, team performance factor and individual performance factor under the AIP had been set at 100 percent. Amounts under Maximum reflect the AIP bonus which would have been payable had each of the company performance factor, team performance factor and individual performance factor been at the maximum level. Actual AIP bonuses paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the table labeled “Summary Compensation Table” above.

(2)	All equity awards are denominated in shares of common stock, and are granted under the Amended and Restated Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan.

(3)	See Note 6 to our financial statements for the year ended December 31, 2010, which are included in our Annual Report on Form 10-K filed with the SEC on February 17, 2011, for descriptions of the methodologies and assumptions we use to value SOSAR and performance share awards pursuant to FASB Topic 718. The grant date fair value of equity awards is included in the “Stock Awards” or “Option Awards” columns of the Summary Compensation Table for each executive officer for 2010.

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